SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement
[x] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

VULCAN MATERIALS COMPANY (Name of Registrant as Specified in Its Charter) ________________________________________ (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box): [x] No fee required. [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

April 14, 2004

To Our Shareholders:

          You are cordially invited to attend the Annual Meeting of the Shareholders of Vulcan Materials Company, which will be held at the headquarters of the Company in Birmingham, Alabama, on Friday, May 14, 2004, at 9:00 a.m., Central Daylight Time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy accompany this letter.

          We hope that you will attend the meeting. Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy. You can also vote by proxy via the telephone or the Internet using the instructions on your proxy card. Your prompt vote will be greatly appreciated.

          Our Annual Report to Shareholders for 2003 is enclosed. We trust you will find it interesting and informative.

Sincerely yours, DONALD M. JAMES Chairman and Chief Executive Officer
NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD MAY 14, 2004

To the Shareholders of the Company:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Vulcan Materials Company (the "Company") will be held at the headquarters of the Company, 1200 Urban Center Drive, Birmingham, Alabama, on Friday, May 14, 2004, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three directors to serve three-year terms and one director to serve a two-year term, until he reaches mandatory retirement age.
2.	To approve the Restricted Stock Plan for Nonemployee Directors.
3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for 2004.
4.	To conduct such other business as may properly come before the meeting.
Shareholders who owned stock at the close of business on March 15, 2004 can vote at the meeting.
By Order of the Board of Directors, WILLIAM F. DENSON, III Secretary
1200 Urban Center Drive Birmingham, Alabama 35242 April 14, 2004

___________________________________________________________

NOTE - Please sign, date and return your proxy
as promptly as possible
whether you own one or many shares.
___________________________________________________________

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VULCAN MATERIALS COMPANY
1200 URBAN CENTER DRIVE
BIRMINGHAM, ALABAMA 35242

PROXY STATEMENT FOR THE
ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD MAY 14, 2004

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

          This Proxy Statement is being sent to all shareholders of record as of the close of business on March 15, 2004 for delivery beginning April 14, 2004 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held at the Company's headquarters, 1200 Urban Center Drive, Birmingham, Alabama on May 14, 2004, at 9:00 a.m. local time.

Who can attend the Annual Meeting?

          Only shareholders of the Company as of the record date, March 15, 2004, their authorized representatives and invited guests of the Company will be able to attend the Annual Meeting.

Who is entitled to vote?

          All holders of record of the Company's Common Stock at the close of business on March 15, 2004 will be entitled to vote at the 2004 Annual Meeting. On the record date there were 102,064,111 shares outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote if I am a registered shareholder?

          Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. If you are a registered holder, you can vote your proxy in one of the following manners:
(i)	Via Internet
(ii)	By telephone
(iii)	By mail or
(iv)	In person at the Annual Meeting

          Choosing to vote via the Internet or calling the toll-free number listed on the proxy card will save the Company expense. Internet and telephone voting information is provided on the proxy card. A control number, located on the upper right of the proxy card, is used to verify your identity when voting via the Internet or by telephone. If you vote via the Internet or by telephone, please do not return a signed proxy card.

          If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.

          If you wish to vote in person, you can do so by ballot at the Annual Meeting.

How do I specify how I want my shares voted?

          If you are a registered shareholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or indicating your vote on each proposal via the telephone or Internet. Please review the voting instructions on the proxy card and read the entire text of the proposals in this Proxy Statement prior to voting.

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          If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. You may also choose to vote in favor of all Board recommendations via the telephone of Internet. The Board's recommendations are shown for each proposal on the proxy card and in this Proxy Statement.

How do I vote if I am a beneficial shareholder?

          If you are a beneficial shareholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a voting instruction card provided to you by your broker or nominee. If you wish to vote in person at the meeting, you must first obtain from the holder of record a proxy issued in your name.

What items will be voted upon at the Annual Meeting?

          At the Annual Meeting, the following items will be voted upon:
(i)	the election of three directors to serve three-year terms and one director to serve a two-year term;
(ii)	approval of the Company's Restricted Stock Plan for Nonemployee Directors; and
(iii)	ratification of appointment of the Company's independent auditors for 2004.

          The Board of Directors of the Company knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

What are the Board of Directors' voting recommendations?

          For the reasons set forth in more detail later in this Proxy Statement, the Board of Directors recommends a vote FOR the election of each of the director candidates, FOR the approval of the Company's Restricted Stock Plan for Nonemployee Directors, and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2004.

How many votes are needed to have the proposals pass?

          A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the votes cast is required for the adoption of the management proposal to approve the Restricted Stock Plan for Nonemployee Directors, and to ratify the appointment of Deloitte & Touche.

How are the votes counted?

          For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting, are not included in the vote totals, and thus will not affect the outcome of the vote.

How can I revoke my Proxy?

          You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving timely written notice of the revocation to the Secretary of the Company; (ii) by executing and delivering a proxy with a later date; (iii) by voting via the telephone or Internet at a later date (in which case only the last vote is counted); or (iv) by voting in person at the meeting.

Who counts the votes?

          Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election.

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Is my vote confidential?

          All proxies are held in confidence, unless the shareholder writes comments on the proxy and under certain other circumstances.

Who will pay for the costs involved in the solicitation of proxies?

          The Company will pay all costs of preparing, assembling, printing and distributing the proxy materials. Management has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $6,500, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

How do I contact a nonemployee director?

          Any shareholder wishing to contact any nonemployee director or the entire Board may do so by writing in care of Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

CORPORATE GOVERNANCE

          The Board of Directors has adopted Corporate Governance Guidelines, which are attached hereto as Appendix A. The Guidelines provide a framework for the governance of the Company and requires the Board and each of its committees to conduct an annual self-evaluation of their performance. The Guidelines build on practices which we have followed for many years and, we believe, demonstrate our continuing commitment to corporate governance excellence.

          Our Guidelines provide that a substantial majority of the members of the Board must meet the criteria for independence as required by applicable law and the New York Stock Exchange listing standards. The New York Stock Exchange listing standards require that only a simple majority of directors be independent. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. The Board has adopted Director Independence Criteria, attached hereto as Appendix B, to assist it in making determinations of independence.

          The Board has determined that all ten of our nonemployee directors are independent and meet the Director Independence Criteria. The only non-independent director is Mr. James, our Chief Executive Officer and Chairman.

          We have a Business Conduct Policy that applies to all of our employees and deals with a variety of corporate compliance issues, including, conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees are required to fill out a questionnaire annually regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they are aware.

          The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws.

          Each of the Audit, Governance and Compensation Committees, whose functions are described in more detail beginning on page 8 below, have adopted a charter that has been approved by the Board of Directors.

          You can access our bylaws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, at our website vulcanmaterials.com or by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. We will provide any of these documents free of charge. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

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1. ELECTION OF DIRECTORS

          The Company's Board of Directors is divided into three classes for purposes of election. One class is elected at each Annual Meeting to serve a three-year term.

          The Board of Directors has nominated four persons for election as directors to serve three-year terms expiring in 2007 or until the director reaches mandatory retirement age, whichever is sooner. Mr. Smith will reach mandatory retirement age in 2006. Unless otherwise directed, proxies will be voted in favor of these four nominees. Should any of the nominees be unable to accept election, the proxies will be voted for the election of such other person or persons who is nominated by the Board of Directors on the recommendation of the Governance Committee. Each of the nominees has consented to serve if elected, and the Board of Directors has no reason to believe that any of the persons nominated will be unable to serve as a director.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS TERM EXPIRING IN 2006

Orin R. Smith
Age: 68. Director since 1983.
Retired Chairman and Chief Executive Officer of Engelhard Corporation, Iselin, New Jersey (provider of environmental technologies, performance products, engineered materials and related services), from January 1995 to December 2000.
Other directorships: Applera Corporation; Ingersoll-Rand Company.
Committee memberships: Compensation; Executive; Governance; Safety, Health and Environmental Affairs.

TERMS EXPIRING IN 2007

Douglas J. McGregor
Age: 63. Director since 1992.
Retired President and Chief Operating Officer, Burlington Industries, Inc., Greensboro, North Carolina (a leading softgoods manufacturer with interests in apparel, home fashions, carpets and rugs), from June 2000 until December 2002; Principal, C.A.M. Investments, Pepper Pike, Ohio (an investment firm), from January 1999 until May 2000; Chairman and Chief Executive Officer, M. A. Hanna Company, Cleveland, Ohio (an international specialty chemicals company with interests in formulated polymers), from 1997 to 1998.
Other directorships: KeyCorp.
Committee memberships: Audit; Finance and Pension Funds; Safety, Health and Environmental Affairs.

Donald B. Rice
Age: 64. Director since 1986.(*)
Chairman (since 2002), President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (a biotechnology company developing monoclonal antibody therapeutics for cancer), since 1996.
Other directorships: Amgen, Inc.; Unocal Corp.; Wells Fargo & Company.
Committee memberships: Audit; Executive; Finance and Pension Funds; Governance.
(*)Dr. Rice was first elected a director in 1986, and served until May 1989, when he was appointed Secretary of the Air Force. He was reelected a director of Vulcan by the Board of Directors on February 12, 1993.

<PAGE 5>

Vincent J. Trosino
Age: 63. Director since 2003.
President, Vice Chairman of the Board and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, Bloomington, Illinois (a mutual insurance company), since 1998.
Committee memberships: Finance and Pension Funds; Safety Health and Environmental Affairs.

The Board of Directors of the Company recommends a vote FOR the nominees named above. DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING IN 2006

Phillip W. Farmer
Age: 65. Director since 1999.
Retired Chairman of the Board of Harris Corporation, Melbourne, Florida (an international communications equipment company) from February 2003 until June 2003; Chairman, President and Chief Executive Officer prior thereto.
Committee memberships: Audit; Finance and Pension Funds; Governance.

H. Allen Franklin
Age: 59. Director since 2001.
Chairman and Chief Executive Officer of Southern Company, Atlanta, Georgia (a super-regional energy company in the Southeast and a leading U.S. producer of energy) since April 2004; Chairman, President and Chief Executive Officer from April 2001 to March 2004; President and Chief Executive Officer from March 2001 until April 2001; President and Chief Operating Officer from June 1999 until March 2001; President and Chief Executive Officer, Georgia Power (a subsidiary of Southern Company) from January 1994 until June 1999; Executive Vice President of Southern Company from June 1991 until June 1999.
Other directorships: SouthTrust Corporation; Southern Company.
Committee memberships: Audit; Safety, Health and Environmental Affairs.

James V. Napier
Age: 67. Director since 1983.
Retired Chairman of the Board of Scientific-Atlanta, Inc., Atlanta, Georgia (a manufacturer and designer of telecommunication systems, satellite-based communications networks, and instrumentation for industrial, telecommunications and government applications) from 1992 to 2000.
Other directorships: Engelhard Corporation; Intelligent Systems, Inc.; McKesson Corporation; Scientific-Atlanta, Inc.; WABTEC, Corp.
Committee memberships: Audit; Compensation; Executive; Finance and Pension Funds.

<PAGE 6>
TERMS EXPIRING IN 2005

Philip J. Carroll, Jr.
Age: 66. Director since 1999.
Retired Chairman and Chief Executive Officer of Fluor Corporation, Aliso Viejo, California (an engineering, construction and diversified services company), from July 1998 to February 2002; President and Chief Executive Officer of Shell Oil Company, Houston, Texas (a leading oil and natural gas producer, manufacturer, transporter and marketer of oil and chemicals products), prior thereto.
Other directorships: American Express Funds; Scottish Power Company; Texas Medical Center.
Committee memberships: Compensation; Governance; Safety, Health and Environmental Affairs.

Livio D. DeSimone
Age: 67. Director since 1987.
Retired Chairman and Chief Executive Officer of 3M Company, St. Paul, Minnesota (a diversified manufacturer), from November 1991 to January 2001.
Other directorships: American Express Funds; General Mills, Inc.; Milliken & Co.
Committee memberships: Compensation; Executive; Governance.

Donald M. James
Age: 55. Director since 1996.
Chairman and Chief Executive Officer of Vulcan since May 1997; President and Chief Executive Officer prior thereto.
Other directorships: Protective Life Corporation; Southern Company; SouthTrust Corporation.
Committee memberships: Executive.

Ann McLaughlin Korologos(*)
Age: 62. Director since 1990.
Chairman Emeritus, The Aspen Institute, Aspen, Colorado (an independent, nonprofit organization whose programs are designed to enhance the ability of leaders to understand national and international issues), since August 2000; Chairman from 1996 to 2000; Senior Advisor, Benedetto, Gartland & Company, Inc., New York, New York (an investment banking firm); Vice Chairman, The Rand Corporation Board of Trustees (a nonprofit institution that helps improve policy and decision-making through research and analysis).
Other directorships: AMR Corporation; Fannie Mae; Harman International Industries, Inc.; Host Marriott Corporation; Kellogg Company; Microsoft Corporation.
Committee memberships: Executive; Finance and Pension Funds; Safety, Health and Environmental Affairs.
(*)Mrs. Korologos has informed the Company that she will retire from the Board as of May 14, 2004, the date of the Annual Meeting.

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BOARD OF DIRECTORS AND COMMITTEES

          In 2003, the Board of Directors held five meetings. The Board of Directors has established six standing Committees which have the responsibilities set forth below. Each Committee, except the Executive Committee, is composed entirely of nonemployee directors. In 2003, each director attended more than 75% of the total number of meetings of the Board of Directors and meetings of the Committees of which he or she was a member. All Board members are encouraged to attend the Annual Meeting. Last year, all members of the Board attended the Annual Meeting, except for Mr. Carroll who was serving on a special commission in Iraq at the request of the U.S. Government.

          Each year at the May Board meeting, the Board designates a nonemployee Presiding Director, a position which is filled by rotation among the chairs of the key committees. The duties of the Presiding Director are delineated in our Corporate Governance Guidelines, which are available on our website at vulcanmaterials.com. The nonemployee directors met in executive session five times in 2003. The Chairman of the Audit Committee, Jim Napier, served as the Presiding Director at the executive sessions after the Annual Meeting in 2003. The Company encourages constructive communications from our shareholders. Shareholders interested in communicating directly with the Presiding Director or with the nonemployee directors as a group, may do so by writing to Presiding Director, Vulcan Materials Company, P. O. Box 385014, Birmingham, Alabama, 35238-5014. The shareholder communications will be forwarded to the Board in accordance with the Policy on Shareholder Communications with the Board of Directors, adopted by the independent directors in February 2004.

Executive Committee

          The Executive Committee has the same powers as the Board of Directors, except as limited by the New Jersey Business Corporation Act. In practice, the powers of the Executive Committee are exercised only for matters that arise between meetings of the Board of Directors. Members of the Executive Committee are Messrs. James (Chair), DeSimone, Napier, Rice and Smith and Ms. Korologos. The Executive Committee did not meet in 2003.

Audit Committee

          The Audit Committee advises the Board of Directors and management from time to time with respect to internal controls, systems and procedures, accounting policies and other significant aspects of the Company's financial management. The Audit Committee also monitors the preparation of the Company's quarterly and annual financial reports and supervises the relationship between the Company and its external auditors. The Audit Committee's function under its written charter is to appoint the independent accountants to audit the Company's financial statements and perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company's interim and year-end operating results; oversee the external reporting by the Company; consider the adequacy of the internal accounting and auditing procedures of the Company; evaluate the independence of the internal and external auditors; and approve and review any non-audit services to be performed by the independent accountants.

          All members of the Audit Committee are nonemployee directors and are "independent" and "financially literate" within the meaning of the listing standards of the New York Stock Exchange. Please review the Report of the Audit Committee on page 18 of this Proxy Statement. Members of the Audit Committee are Messrs. Napier (Chair), Farmer, Franklin, McGregor and Rice. The Audit Committee met seven times during 2003.

          The charter of the Audit Committee is on file with the Securities and Exchange Commission (the "SEC") as an appendix to the Company's Proxy Statement for the May 2003 Annual Meeting. It is also available on our website at vulcanmaterials.com. The Board of Directors has determined that Mr. Napier is an "audit committee financial expert" within the meaning of that term under the rules of the SEC. As discussed above, Mr. Napier is "independent" within the meaning of the listing standards of the New York Stock Exchange. He has served on the Company's Board of Directors since 1983 and on its Audit Committee since 1987. In the course of his career, Mr. Napier has acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of

<PAGE 8>

issues that can reasonably be expected to be raised by the Company's financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

Compensation Committee

          The Compensation Committee interprets and administers the Executive Incentive Plan, Management Incentive Plan and the 1996 Long-Term Incentive Plan. The Committee is comprised solely of nonemployee directors who are ineligible to participate in these plans and who are "independent" within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee also is responsible for determining and fixing the amount of compensation paid to each senior officer of the Company and each construction materials and chemicals division president ("Senior Executives"). In addition, it determines and fixes other benefits to be provided to such Senior Executives and certain other employees of the Company. It also makes recommendations to the Board of Directors concerning changes in the compensation of the directors. Members of the Compensation Committee are Messrs. Smith (Chair), Carroll, DeSimone and Napier. The Compensation Committee met three times during 2003. The charter of the Compensation Committee is available on our website at vulcanmaterials.com.

Governance Committee

          The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including monitoring implementation of our Corporate Governance Guidelines. The Committee also plans for the succession of the chief executive officer and other senior executives. The Committee also serves as the nominating committee as it is responsible for identifying and assessing candidates for the Board of Directors, including making recommendations to the Board regarding such candidates. In fulfilling its duties, the Governance Committee, among other things;
-	Identifies individuals qualified to be Board members consistent with criteria established in its charter;
-	Recommends to the Board nominees for the next annual meeting of shareholders; and
-	Evaluates individuals suggested by shareholders

          In recommending director candidates to the Board, the Governance Committee Charter requires the Committee to select individuals who possess high ethical standards, integrity and sound business judgment. In its assessment of each potential candidate, the Governance Committee will review the candidate's experience, potential conflicts of interest, understanding of the Company's or related industries, financial acumen and such other factors the Committee determines are pertinent in light of the current needs of the Board. The Committee may also take into account the contribution of the candidate to the diversity of the Board of Directors, the ability of a candidate if elected a director to devote the time and effort necessary to fulfill his or her responsibilities as a Board member, and the needs of the Company given the range of talent and experience represented on the Board.

          This Committee is comprised solely of nonemployee directors who are "independent" within the meaning of listing standards of the New York Stock Exchange. Members of the Governance Committee are Messrs. DeSimone (Chair), Carroll, Farmer, Rice and Smith. The Governance Committee met four times during 2003. The charter of the Governance Committee is available on our website at vulcanmaterials.com.

          The Governance Committee will consider recommendations for director made by shareholders for 2005 if such recommendations are received in writing, addressed to the Committee, in care of the Secretary of the Company, at 1200 Urban Center Drive, Birmingham, Alabama 35242, by December 13, 2004. Recommendations by shareholders that are made in accordance with these procedures will receive equal consideration by the Governance Committee. Directors and members of management may also suggest candidates for director. In some cases, the Committee engages, for a fee, the services of a third party executive search firm to assist it in identifying and evaluating candidates for director.

Safety, Health and Environmental Affairs Committee

          The Safety, Health and Environmental Affairs ("SHE") Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs and monitoring our compliance with safety, health and environmental laws and regulations. Members of the SHE Committee are Ms. Korologos (Chair), and Messrs. Carroll, Franklin, McGregor, Smith and Trosino. The SHE Committee met three times during 2003.

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Finance and Pension Funds Committee

          The Finance and Pension Funds Committee has responsibility for overseeing our financial affairs and recommending to the Board of Directors financial policies and actions to accommodate our goals and operating strategies while maintaining a sound financial condition. Its functions include keeping informed about our financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance and Pension Funds Committee is also responsible for overseeing the funding and management of assets for pension plans sponsored by the Company. To fulfill these functions, it establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, selects and removes investment managers, and appoints trustees for the pension plans. Members of the Finance and Pension Funds Committee are Messrs. Rice (Chair), Farmer, McGregor, Napier and Trosino and Ms. Korologos. The Finance and Pension Funds Committee met three times in 2003.
COMPENSATION OF DIRECTORS

          Members of the Board of Directors who are not employees of the Company are paid a retainer of $40,000 per year, plus a fee of $1,500 for each Board meeting attended.

          Each member of a committee who is not an employee of the Company is paid a fee of $1,500 for each committee meeting attended in person or by telephone and for each unanimous consent to action in lieu of meeting executed. In addition, each chairman of a committee who is not an employee of the Company is paid a fee of $5,000 per year for service as chairman of a committee.

          We have a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Directors' Deferred Compensation Plan") under which payment to nonemployee directors of their compensation as directors may be deferred for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, either (i) are credited with interest at prescribed rates or (ii) are converted into stock units equivalent to the number of shares of the Company's common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. All stock-based deferred amounts are credited with additional stock units in amounts equal to dividends paid on the common stock. At the end of the deferral period, stock-based deferrals are settled in shares of the Company's common stock and interest-based deferrals are settled in cash. The Directors' Deferred Compensation Plan also provides that lump-sum payments of all deferred compensation would be made in stock or cash, as applicable, within 30 days if (i) there is a Change in Control (as defined in the Directors' Deferred Compensation Plan) and (ii) at any time after a Change in Control the participating director ceases to be a member of the Board of Directors, the Directors' Deferred Compensation Plan is terminated or the Company's capital structure is changed materially. The Directors' Deferred Compensation Plan was approved by the Company's shareholders in 1993.

          We also have a Restricted Stock Plan for Nonemployee Directors (the "Restricted Stock Plan"), which was approved by the Board of Directors in 1997. The Restricted Stock Plan was implemented to promote a greater identity of interests between our nonemployee directors and our shareholders through increasing ownership of our common stock by the nonemployee directors and to assist us in attracting and retaining qualified individuals to serve as nonemployee directors of the Company by affording them an opportunity to share in our future success. Under the Restricted Stock Plan, a number of restricted shares determined annually by the Board (the "Restricted Shares") is granted to each nonemployee director. On June 2, 2003, 1,000 Restricted Shares were issued to each nonemployee director serving on that date. The Restricted Shares are held in special restricted accounts by our transfer agent and the nonemployee directors have no right to receive the Restricted Shares until the restrictions imposed by the plan either lapse or are waived. Generally, the restrictions expire when the nonemployee director reaches age 70 (or the then current mandatory retirement age for directors), or the nonemployee director ceases to be a director before age 70 because of death or disability. However, our Chief Executive Officer has the power to waive restrictions in the event the nonemployee director fails to remain a director for any reason other than retirement at the mandatory age, death or disability. During the period the shares are restricted, the nonemployee directors have all of the rights and benefits of a shareholder with respect to the Restricted Shares, including the right to vote the shares and receive dividends on the shares, other than the right to sell, assign, pledge or otherwise transfer the Restricted Shares.

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          Dividends paid on Restricted Shares are credited to an account for each nonemployee director in the form of deferred stock units. The number of deferred stock units is determined by multiplying the per share dividend amount by the sum of (i) number of Restricted Shares previously granted to the nonemployee director upon which restrictions have not yet lapsed and (ii) the number of deferred stock units previously credited to such nonemployee director under the Restricted Stock Plan and dividing the product by the average daily closing price per share of common stock for the 20 trading days prior to the dividend payment date. The deferred stock units are settled in common stock of the Company upon the nonemployee director's termination of service.

          An amendment and restatement of the Restricted Stock Plan is being submitted to shareholders for approval at the Annual Meeting. See page 25 of this Proxy Statement.

          In 1996, the Company's shareholders approved a Deferred Stock Plan for Nonemployee Directors of the Company (the "Deferred Stock Plan"). Under the Deferred Stock Plan, each nonemployee director received an annual grant of deferred stock units calculated by dividing an amount equal to 40% of the annual retainer payable to nonemployee directors then in effect by the average daily closing price per share of the Company's common stock for the 20 trading days prior to the date of grant. Grants under the plan were discontinued in 1999. However, on each date on which a regular cash dividend is paid on the common stock, the account of each participating nonemployee director is credited with additional deferred stock units corresponding to the cash dividend paid on the number of shares of common stock evidenced by the deferred stock units credited to the account of each such nonemployee director.

          The entire balance of a nonemployee director's Deferred Stock account will be paid to the director, in either a lump sum or installments at the election of such director, in shares of the Company's common stock, upon the director's termination of service.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of the Company, which is our only outstanding class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, Illinois 61710	11,069,501 shares(1)	10.88%
Davis Selected Advisors, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	8,083,384 shares(2)	8.0%
AmSouth Bancorporation AmSouth Sonat Tower Birmingham, Alabama 35203	5,310,087 shares(3)	5.2%

(1)Based on information contained in the Schedule 13G/A, dated January 22, 2004, filed with the Securities and Exchange Commission. According to Schedule 13G, the total includes the following shares over which the listed entities have sole voting and dispositive power:

Affiliate	Shares
State Farm Life Insurance Company State Farm Fire and Casualty Company State Farm Mutual Automobile Insurance Company State Farm Growth Fund	1,335 3,316 8,399,798 1,039,200
<PAGE 11>

State Farm Balanced Fund
State Farm Variable Product Trust
State Farm Insurance Companies Employee Retirement Trust
State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees
       -Equities Account
       -Balanced Account

160,200 3,744 2,708 1,208,400 250,800

State Farm Mutual Automobile Insurance Company and each of the various listed affiliated entities expressly disclaim "beneficial ownership" as to all shares as to which such entity has no right to receive the proceeds of sale of the security and disclaims that it is part of a "group."

(2)Based on information contained in a Schedule 13G, dated February 14, 2004, filed with the Securities and Exchange Commission.

(3)Based on information contained in a Schedule 13G/A, dated February 13, 2004, filed with the Securities and Exchange Commission. The total consists exclusively of shares of common stock held by trusts and estates of which AmSouth Bank, a subsidiary of AmSouth Bancorporation, is a fiduciary. According to the Schedule 13G/A, no single one of these trusts or estates holds as much as 5% of the common stock of the Company. As reported in the Schedule 13G/A, AmSouth Bank has shared voting power with respect to 4,511,576 shares and shared dispositive power with respect to 4,776,202 shares.

STOCK OWNERSHIP OF MANAGEMENT

          The following table sets forth information, unless otherwise indicated, as of March 1, 2004, regarding beneficial ownership of our common stock by each of the directors, the chief executive officer and the four other most highly compensated executive officers and the directors and executive officers of the Company as a group. This total includes all stock-based holdings as set forth in the footnotes. This table indicates the alignment of the named individual's financial interest with the interests of our shareholders, because the value of the individual's total holdings will increase or decrease in line with the price of our common stock.

Name	Amount and Nature of Stock-Based Ownership	Percent of Class

Directors(1)
    Philip J. Carroll, Jr.
    Livio D. DeSimone
    Phillip W. Farmer
    H. Allen Franklin
    Ann McLaughlin Korologos
    Douglas J. McGregor(2)
    James V. Napier
    Donald B. Rice(3)
    Orin R. Smith
    Vincent J. Trosino
Chief Executive Officer and other
Executive Officers(4)
     Donald M. James
    Mark E. Tomkins
    Guy M. Badgett, III
    James W. Smack
    Daniel F. Sansone
All Directors and Executive Officers
as a group (20 persons)

	10,504 55,550 10,714 5,646 35,428 42,932 18,260 35,539 55,157 268 1,134,762 45,642 220,884 212,014 164,682 2,682,127	* * * * * * * * * * * * * * * 3%

*Less than 1% of issued and outstanding shares of Company common stock.

<PAGE 12>

(1)Beneficial ownership for the directors includes all shares held of record or in street name, or by trusts or family members, if noted. The amounts also include restricted shares granted under our Restricted Stock Plan for Nonemployee Directors and phantom shares settled in stock accrued under the Directors' Deferred Compensation Plan, and the Deferred Stock Plan for Nonemployee Directors, as follows:

	Shares Owned Directly or Indirectly	Restricted Shares	Phantom Shares Held Pursuant to Plans
Philip J. Carroll, Jr. Livio D. DeSimone Phillip W. Farmer H. Allen Franklin Ann McLaughlin Korologos Douglas J. McGregor James V. Napier Donald B. Rice Orin R. Smith Vincent J. Trosino	0 19,067 1,000 0 3,176 1,350 3,550 21,950 3,150 0	3,950 4,185 3,550 2,000 4,185 4,185 4,185 4,185 4,185 0	6,554 32,298 6,164 3,646 28,067 37,397 10,525 9,404 47,822 268

(2)Includes 1,350 shares which are held in a trust of which Mr. McGregor is the trustee.

(3)Includes 1,200 shares which are held in a retirement trust of which Dr. Rice is the trustee and full beneficiary.

(4)Beneficial ownership for the executive officers includes shares held of record or in street name. The amounts also include shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 29, 2004, shares credited to the executives' accounts under our Thrift Plan for Salaried Employees ("Thrift Plan"), and phantom shares settled in stock accrued under the Executive Deferred Compensation Plan ("Deferred Compensation") as follows:

	Shares Owned Directly or Indirectly	Exercisable Options	Thrift Plan	Deferred Compensation
Donald M. James	44,344	1,065,000	11,457	13,961
Mark E. Tomkins	0	45,600	42	0
Guy M. Badgett, III	23,162	163,300	34,422	0
James W. Smack	32,844	142,075	37,095	0
Daniel F. Sansone	24,003	126,725	13,954	0

<PAGE 13>
EXECUTIVE COMPENSATION

          The following table sets forth information concerning the annual and long-term compensation for Mr. James and the four other executive officers who were the most highly compensated (based on combined salary and bonus) for the fiscal year ended December 31, 2003.

Summary Compensation Table
		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options(3) (Number of Shares)	LTIP Payouts	All Other Compensation (4)
Donald M. James Chairman and Chief Executive Officer	2003 2002 2001	$962,508 $914,174 $841,670	$1,000,000 $350,000 $860,000	$1,370,410 $1,431,450 $1,296,750	145,000 200,000 200,000	$0 $0 $0	$72,324 $368,344 $55,093
Mark E. Tomkins Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$396,674 $376,670 $346,957	$266,000 $148,000 $275,000(1a)	$258,147 $238,575 $763,625	28,000 28,000 48,000	$0 $0 $0	$667 $0 $0
Guy M. Badgett, III Senior Vice President, Construction Materials, East	2003 2002 2001	$383,334 $346,670 $325,668	$236,000 $190,000 $235,000	$258,147 $238,575 $216,125	28,000 31,000 31,000	$0 $0 $0	$29,089 $123,510 $30,630
James W. Smack President, Western Division	2003 2002 2001	$408,006 $384,051 $365,482	$176,000 $329,000 $290,000	$156,163 $143,145 $129,675	16,000 20,000 20,000	$0 $0 $0	$38,733 $195,845 $33,488
Daniel F. Sansone President, Southern Gulf Coast Division	2003 2002 2001	$318,004 $305,838 $291,174	$247,000 $173,000 $172,000	$146,602 $143,145 $129,675	15,000 19,000 19,000	$0 $0 $0	$23,561 $73,175 $25,541

(1)Payments made under our Executive Incentive Plan ("EIP") or Management Incentive Plan ("MIP"). See the information under the heading "Change of Control Employment Agreements" below for information relating to payments in the event of a Change of Control.
          (a)   Mr. Tomkins, who first became employed by the Company in January 2001, received a one-time hiring bonus of $75,000.

(2)Consists of deferred stock units granted under the 1996 Long-Term Incentive Plan. The value of the units shown is based on the fair market value of the corresponding number of shares of the Company's common stock on the date of grant without giving effect to the diminution in value attributable to the restrictions on the units. The deferred stock units vest ratably in years six through ten and become payable after the tenth year. Payment may be deferred beyond full vesting. Vesting is accelerated upon retirement at age 62 or older, death, disability, or Change in Control; non-vested units are forfeited upon termination for reasons other than the aforementioned. Dividend equivalents accrue as additional deferred stock units. For information on what constitutes a Change in Control, see "Change of Control Employment Agreements" on page 24, below.

The following table provides information about the aggregate amount of deferred stock units held by each of the named executive officers as of December 31, 2003.

<PAGE 14>

Name	Deferred Units Granted in 2003	Aggregate Number of Deferred Units Held (includes dividend equivalent credits)	Aggregate Value Based on FMV of Common Stock at Year End ($47.66)
Donald M. James Mark E. Tomkins Guy M. Badgett, III James W. Smack Daniel F. Sansone	43,000 8,100 8,100 4,900 4,600	105,353 31,052 18,491 11,135 10,835	$5,021,124 $1,479,938 $881,281 $530,694 $516,396

(3)See Option Grants Table on page 16 for more detail concerning the option grants.

(4)Other Compensation for 2003 consists of contributions made by the Company on behalf of each named employee to the Thrift Plan for Salaried Employees (the "Thrift Plan") and the Unfunded Supplemental Benefit Plan for Salaried Employees (the "Supplemental Plan"). Under the Supplemental Plan, participating employees whose Company-matching contributions to the Thrift Plan have been reduced as a result of the limitations imposed by Sections 401 and 415 of the Internal Revenue Code of 1986, as amended, are provided with a benefit that is essentially equal to the benefit those employees would have received in the absence of such limitations. The Compensation Committee designates the participants under the Supplemental Plan. The following table itemizes the amounts contributed on behalf of or paid to each of the named executives as described herein.

Name	Thrift Plan Contributions	Supplemental Plan Contributions
Donald M. James Mark E. Tomkins Guy M. Badgett, III James W. Smack Daniel F. Sansone	$8,800 $667 $8,800 $8,770 $8,800	$63,524 $0 $20,289 $29,963 $14,761

In February 2003 the Compensation Committee determined that the deferral feature should be eliminated from the administration of the annual incentive programs. As a result "Other Compensation" for 2002 for four of the five named employees includes a one-time payment representing the cumulative amount of mandatorily deferred incentives earned pursuant to the Executive or Management Incentive Plans for the years 1996 - 2001.

<PAGE 15>
OPTION GRANTS IN 2003

          The following table sets forth each grant of stock options during 2003 to Mr. James and the other named executive officers:

Name	Number of Securities Underlying Options Granted(1)	% of Total Shares Granted to Employees	Exercise or Base Price	Expiration Date	Grant Date Present Value ($)(2)
Donald M. James Mark E. Tomkins Guy M. Badgett, III James W. Smack Daniel F. Sansone	145,000 28,000 28,000 16,000 15,000	20.59 3.98 3.98 2.27 2.13	$31.465 $31.465 $31.465 $31.465 $31.465	2/13/2013 2/13/2013 2/13/2013 2/13/2013 2/13/2013	$659,750 $127,400 $127,400 $72,800 $68,250

(1)Reflects nonqualified options granted pursuant to the 1996 Long-Term Incentive Plan. The exercise price of all options granted equals the fair market value of the shares of the Company's common stock on the date of grant. The options are subject to vesting in 20% increments over a five-year period beginning on January 1st after the grant date (the "first vesting date") and on each of the second, third, fourth, and fifth anniversaries of the first vesting date, unless accelerated upon the optionee's death, disability or retirement or upon a Change of Control of the Company. For information on what constitutes a Change of Control, see "Change of Control Employment Agreements" on page 24, below.

(2)Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide a grant date present value for these option grants determined by a Black-Scholes pricing model. The assumptions utilized in this model include: an expected volatility of 24% (derived by using daily closing stock prices for the twelve months preceding the grant date), a dividend yield of 3%, an interest rate of 3.4% (the rate on a U.S. Treasury note with a maturity date of seven years from the grant date), and an expected time of exercise of eight years from grant date. We do not believe that the values estimated by the Black-Scholes model, or any other model, are necessarily indicative of the values to be realized by an executive.

AGGREGATED OPTION EXERCISES IN 2003 AND 2003 OPTION VALUES

          The following table sets forth for each of Mr. James and the other named executive officers the number and dollar value of unexercised options outstanding at December 31, 2003. No stock options were exercised by the named executive officers during 2003.

	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald M. James Mark E. Tomkins Guy M. Badgett, III James W. Smack Daniel F. Sansone	873,000 24,800 131,655 118,830 106,770	552,000 79,200 92,645 62,045 56,755	$12,429,600 $56,768 $1,774,875 $1,712,484 $1,618,465	$3,518,139 $562,552 $643,082 $398,466 $370,913

(1)The aggregate value of the unexercised in-the-money options is calculated based on the difference between the fair market value of the underlying securities as of December 31, 2003 and the option exercise price. The fair market value used to estimate the in-the-money value at year end was $47.66 (high/low average price of the common stock on the New York Stock Exchange on December 31, 2003). The ultimate value of an option is dependent on the

<PAGE 16>

market value of the common stock at the time of exercise and will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all shareholders.

LONG-TERM INCENTIVE PLANS - AWARDS IN 2003
Performance Share Units(1)			Estimated Future Payouts Number of Shares(1)
Name	Number of Performance Share Units	Performance Period	Threshold (# Units)	Target (# Units)	Maximum (# Units)
Donald M. James Mark E. Tomkins Guy M. Badgett, III James W. Smack Daniel F. Sansone	37,000 7,000 7,000 4,100 3,600	1/1/2003 to 1/1/2006 1/1/2003 to 1/1/2006 1/1/2003 to 1/1/2006 1/1/2003 to 1/1/2006 1/1/2003 to 1/1/2006	0 0 0 0 0	37,000 7,000 7,000 4,100 3,600	74,000 14,000 14,000 8,200 7,200

(1)A performance share unit ("PSU") is equal to a share of the Company's common stock, but carries no voting or dividend rights. The payment for PSUs may range from zero to two hundred percent of target. Fifty percent of the payment will be based upon the Company's 3-year-average Total Shareholder Return ("TSR") performance relative to the 3-year average TSR performance of a group of other publicly-traded companies, which were selected by the Compensation Committee at the time the grants were made. The remaining fifty percent of the payment will be based upon each business segment's 3-year-average economic profit ("EP") performance relative to a pre-established 3-year-average EP target. PSUs fully vest after three years. Vesting is accelerated upon retirement, death, disability, or Change in Control; non-vested units are forfeited upon termination for reasons other than the aforementioned. Payments are made in common stock.

EQUITY COMPENSATION PLANS

         The table below sets forth information regarding the number of shares of our common stock authorized for issuance under all of our equity compensation plans as of December 31, 2003.
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	7,755,193	$36.73	5,590,250
Equity compensation plans not approved by security holders	38,300	N/A	-(2)
Total	7,793,493	$36.73	5,590,250

<PAGE 17>

(1)Column (a) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the 1996 Long-Term Incentive Plan ("LTIP") and the Deferred Stock Plan for Nonemployee Directors. Column (b) sets forth the weighted-average exercise price of outstanding stock options issued under the LTIP. Column (c) includes the remaining number of shares of common stock that may be issued under the LTIP and the Deferred Stock Plan for Nonemployee Directors.

The number of shares available for granting awards under the LTIP in each calendar year includes: .95% of the issued common shares of the Company (including treasury shares) as of the first day of each calendar year, the number of shares available for awards under the LTIP but not granted in previous years, the number of shares granted under the LTIP and subsequently forfeited, and all other grants under the LTIP that terminated without delivery of shares. The maximum number of shares that may be granted to any one individual in a calendar year is 300,000. No more than one-third of the shares available for awards in any one calendar year may be used for grants of Restricted Stock or Restricted Stock Units.

(2)The Restricted Stock Plan for Nonemployee Directors is the only equity compensation plan maintained by the Company that currently is not approved by shareholders. The Restricted Stock Plan did not contain a limit on the number of shares that may be issued in 2003; however, in 2004, the Board of Directors amended the Restricted Stock Plan to impose a cap of 100,000 shares. In 2003, each nonemployee director received a grant of 1,000 restricted shares as determined by the Board of Directors. Approval of this Plan by the Company's shareholders is being sought at the Annual Meeting. If the Plan as proposed is approved by the shareholders, future grants will be made pursuant to the limitations set forth in the Restricted Stock Plan. A description of the significant features of the Restricted Stock Plan is set forth under Item 2 on page 25 of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is responsible for, among other things, reviewing the Company's financial statements with management and the Company's independent auditor. The Audit Committee acts under a written charter which is available on our website at vulcanmaterials.com. Each member of the Audit Committee qualifies as "independent" under the listing standards of the New York Stock Exchange.

          The Company's management is responsible for its internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee is also directly responsible, among other matters, for setting the compensation of the independent auditor. The Audit Committee also has the sole authority to appoint or replace the independent auditor.

          In connection with the fiscal 2003 audit, the Audit Committee has:
-	Reviewed and discussed the audited financial statements of the Company with management;
-

Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees) and Exchange Act Rule 2-07 of Regulation S-X;

-

Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and

-

Recommended, based on the reviews and discussions noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee James V. Napier, Chairman Phillip W. Farmer H. Allen Franklin Douglas J. McGregor Donald B. Rice

<PAGE 18>
INDEPENDENT AUDITORS

          Aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2002, by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu and their respective affiliates are as follows:

	2003	2002
Audit Fees(1) Audit Related Fees(2) Tax Fees All Other Fees Total	$1,066,805 174,479 2,000 0 $1,243,284	$938,920 123,650 25,325 0 $1,087,895

(1)Includes fees for the audit of our financial statements, the review of our quarterly financial statements, the issuance of comfort letters and the provision of attestation services in connection with statutory and regulatory filings and engagements.

(2)Includes fees for the audits of our employee benefit plans ($115,000 in 2003 and $107,000 in 2002), Sarbanes-Oxley Section 404 readiness services ($50,000 in 2003), the statutory audit report required by Mexican law for our Mexican subsidiary ($42,000 in 2002) and accounting consultations not arising as part of the audit or quarterly reviews ($2,479 in 2003 and $19,650 in 2002).

          The Company's Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent auditor during the year.

          During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

          No audit-related, tax or other services were rendered in 2003 pursuant to the de minimus exception to the pre-approval requirement set forth in Exchange Act Rule 2-01(c)(7)(i)(C).

REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors (the "Committee"), is comprised entirely of nonemployee directors. The Committee establishes the compensation levels for all senior executives of the Company, including the Chief Executive Officer ("CEO") and the other executive officers named in the Summary Compensation Table. Under the direction of the Committee, the Company has developed and implemented performance-based compensation policies and plans that are intended to enhance the profitability of the Company and shareholder value by aligning closely the financial interests of the Company's executives with those of its shareholders.

Executive Compensation Program

          The Committee determines the amount and type of compensation that supports its objective of providing competitive compensation that:
- - -

reflects the performance of both the Company and each executive;
requires that a substantial portion of compensation be linked to annual and long-term performance of the Company as measured by specific financial measures; and, encourages substantial ownership in the stock of the Company.

<PAGE 19>

Compensation for the executives of the Company is comprised of three components:
- - -	base salary; short-term cash incentive; and long-term equity-based incentive.

          The Committee begins the process of establishing compensation for executives by reviewing data from general industry surveys conducted by executive compensation consultants. Based on these surveys, the Committee establishes a competitive target for each component of compensation for each executive position. The short-term and long-term incentive targets are expressed as a percentage of base salary for each executive. The surveys include some of the companies in the S&P 500 Index and Wilshire 5000 M&S Index. The performance of each of these indices is charted in the Shareholder Return Performance Presentation on page 22, below.

Base Salary

          The Committee reviews the salary of each executive in relation to the targeted base salary established for the executive's position. Salaries may be adjusted to reflect individual performance, increased responsibilities, and changes in the targeted base salary as derived from the general industry surveys.

Short-Term Cash Bonus under the Executive Incentive and Management Incentive Plans

          The Company has established an Executive Incentive Plan ("EIP") and a Management Incentive Plan ("MIP"). These Plans are intended to promote the success of the Company by providing annual cash incentives for those employees who lead the Company's efforts to improve the operating results and earnings of the Company. Economic Profit ("EP"), which is derived by subtracting a capital charge from net operating profit after taxes, is used as the financial measure of the Company's performance. It is the view of the Committee and management that EP is an effective indicator of business unit and Company performance. Annually, an EP performance goal is established for the Company and for each profit center or group by averaging the previous year's target and actual EP results. The EP performance goal for the Company is used to measure the CEO's performance and the EP performance goal of the applicable profit center or group is used for each participating executive.

          The Committee may adjust the amount of an award to each executive based on the extent to which the EP goal for the Company, profit center or group was satisfied and the related performance of each executive. However, payments to executives who participate in the EIP may not exceed the maximum individual amounts allowable under the EIP.

          Total incentive payments under the EIP in any year cannot exceed 4% of consolidated net earnings in excess of 6% of net capital for the prior year. Total payments under the MIP in any year cannot exceed 10% of consolidated net earnings in excess of 6% of net capital for the prior year. The payments made for 2003 were below the maximum allowable under both the EIP and the MIP.

Long-Term Equity-Based Incentives under the 1996 Long-Term Incentive Plan ("LTIP")

          The purpose of the LTIP is to further the long-term growth in profitability of the Company by offering long-term incentives to those executives who will be largely responsible for such growth. The LTIP authorizes the use of a variety of equity-based incentive awards, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, deferred stock units, and other stock-based incentives. The amount of the award to an executive is based on the Company's performance as compared to targets established for total shareholder return, earnings per share and return on investment, although the Committee has some discretion in setting the awards in accordance with the LTIP.

          In 2003, awards were made in the form of nonqualified stock options, performance share units and deferred stock units. The nonqualified stock options have a ten-year term and vest in equal amounts over years one through five, unless accelerated due to retirement, death or disability. The exercise price of the stock options is equal to the market price of the Company's common stock on the date of the grant. Therefore, the options will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Performance share units ("PSUs") fully vest and are paid, if earned, three years from the date of grant unless

<PAGE 20>

accelerated due to death, disability or retirement. The amount earned is determined by the Company's three-year average Total Shareholder Return performance relative to the three-year average Total Shareholder Return performance of a comparison group of companies and the EP performance of the business segments. Payments are made in a combination of cash and stock. Deferred stock units ("DSUs") have a ten-year term and vest in equal amounts in years six through ten. The common stock represented by the DSUs is mandatorily deferred until after the tenth year, unless accelerated due to retirement at age 62 or older or the death or disability of the participant. All unvested DSUs are forfeited and not paid if a participant is terminated for reasons other than retirement at age 62 or older, death or disability. Dividend equivalents are accrued in the form of additional DSUs. Each participant has the right to defer payment of the shares beyond the tenth year up to retirement.

Chief Executive Officer Compensation

          The compensation for Donald M. James, Chairman and Chief Executive Officer consists of the same components and is established by the same process as described for the other executives. A significant portion of Mr. James' compensation is at risk by being tied to quantifiable measures of the Company's performance. These measures include economic profit, total shareholder return, earnings per share and return on investment. Qualitative measures used to evaluate Mr. James' performance include ethical business conduct, management succession planning, and his leadership in directing the execution of strategic initiatives.

          In February 2003, the Committee increased the base salary portion of Mr. James' compensation by 4.9% based on their assessment of Mr. James' leadership in the Company's continuing pursuit of cost control and efficiency, the acquisition and opening of new sites in the Construction Materials segment, and his pursuit of strategic alternatives for the Company's businesses resulting in the divestiture of the Performance Chemicals business.

          Also in February 2003, the Committee awarded Mr. James a grant of 145,000 nonqualified stock options, 37,000 PSUs and 43,000 deferred stock units. In making these awards, the Committee considered competitive market practice and the Company's performance for the five-year period ending in 2002 against a comparison group of 41 companies, the S&P 500 Index and the Wilshire 5000 M&S Index. As compared to the selected Company comparison group, the Company ranked in the 85th percentile with respect to total return to shareholders, the 71st percentile in return on investment, and in the 76th percentile in EPS growth. The Company's five-year total return to shareholders was 4.0% compared to the S&P's return of -0.6% and the Wilshire M&S Index return of -8.8%.

          The cash bonus paid to Mr. James for 2003 under the EIP was 63% of the maximum allowable and 115% of his target bonus. This payment was based primarily on the extent to which the Company achieved the pre-established EP goal for the year 2003.

Compliance with Internal Revenue Code Section 162(m)

          Section 162(m) of the Internal Revenue Code prohibits a public corporation from taking a deduction for compensation paid to its chief executive officer or any of its four other highest paid executive officers in excess of $1 million. Internal Revenue Service ("IRS") regulations exempt certain "qualified performance-based compensation" from the application of the Section 162(m) limitation. It is the Committee's understanding that payments pursuant to the Executive Incentive Plan and all grants made under the LTIP, except for deferred stock units, qualify as qualified performance-based compensation, as defined in the IRS regulations. The deferred stock units are not counted towards the $1 million cap for purposes of calculating the 162(m) limitation until the units are paid.
Compensation Committee Orin R. Smith, Chairman Philip J. Carroll, Jr. Livio D. DeSimone James V. Napier

<PAGE 21>
SHAREHOLDER RETURN PERFORMANCE PRESENTATION

          The following graph and table compare the performance of the Company's common stock to that of the Standard & Poor's 500 Stock Index ("S&P 500") and the Wilshire Materials and Services Sector Index ("Wilshire 5000 M&S") for the period commencing December 31, 1998, and ending December 31, 2003. The Wilshire 5000 M&S is a market capitalization weighted sector containing the public equities of firms in the Materials and Services sector as defined by Wilshire Associates, Incorporated. The Materials and Services sector includes the Company and approximately 1,100 other corporations, some of which are in the mining and chemicals industries. The sector is one of nine sectors that make up the Wilshire 5000 Index. The graph assumes that the index value of the investment in our common stock was 100 on December 31, 1998, and that all dividends have been reinvested.
COMPARATIVE TOTAL RETURNS TO SHAREHOLDERS

Index as of December 31
	1998	1999	2000	2001	2002	2003
Vulcan (VMC)	100	93	113	116	93	121
S&P 500 Index	100	121	110	97	75	97
Wilshire 5000 M&S	100	129	88	80	63	91

<PAGE 22>
RETIREMENT INCOME PLAN

          The Retirement Income Plan for Salaried Employees (the "Retirement Plan") provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers. Under the Retirement Plan, normal retirement benefits are paid commencing at age 65 (or later actual retirement) based on the participant's years of benefit service under the Retirement Plan and the average of the highest 36 consecutive months of eligible earnings. Eligible earnings under the Retirement Plan include an employee's salary and any awards under our Executive Incentive Plan and Management Incentive Plan, as reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Contributions by the Company to the Retirement Plan in 2003 totaled $10,570,000.

          Under Section 415 of the Code, the maximum annual benefit allowable under the Retirement Plan for an employee retiring at age 65 in 2003 is $160,000, an amount which may change each year in accordance with a determination made by the Internal Revenue Service. In addition, Section 401 of the Code limits the amount of an employee's compensation which may be taken into account under the Retirement Plan to $200,000, an amount which also is subject to change each year in accordance with a similar determination. Therefore, we have an Unfunded Supplemental Benefit Plan for Salaried Employees (the "Supplemental Plan") which enables us to pay to any person designated by the Compensation Committee whose pension under the Retirement Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Code an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations.

          The Supplemental Plan is unfunded and amounts due the employees covered thereby are considered to be our general obligations; however, the Supplemental Plan contains provisions which allow for the funding of a rabbi trust to help ensure the payment of benefits under the Supplemental Plan upon the occurrence of a Change of Control of the Company (as defined in the Supplemental Plan).

          The Supplemental Plan provides for the vesting of excess retirement benefits in the same manner that benefits vest under the Retirement Plan, which is after five years. In addition, the Supplemental Plan provides for an acceleration of the payment of excess retirement benefits in connection with a Change of Control of the Company (as defined in the Supplemental Plan).

          Assuming continuance of the Retirement Plan and the Supplemental Plan in their present form, annual benefits payable to participating employees (including executive officers) following retirement, in specific salary classifications and with the continuous years of benefit service indicated, are shown in the table below. Each amount in the table is based on the benefit applicable on December 31, 2003, to an employee retiring at age 65 payable in the form of a single life annuity, and is not subject to further reduction for Social Security or any other offset amounts.
Years of Service
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
200,000	47,738	63,650	76,563	89,475	102,388	115,300
400,000	98,738	131,650	158,563	185,475	212,388	239,300
600,000	149,738	199,650	240,563	281,475	322,388	363,300
800,000	200,738	267,650	322,563	377,475	432,388	487,300
1,000,000	251,738	335,650	404,563	473,475	542,388	611,300
1,200,000	302,738	403,650	486,563	569,475	652,388	735,300
1,400,000	353,738	471,650	568,563	665,475	762,388	859,300
1,600,000	404,738	539,650	650,563	761,475	872,388	983,300
1,800,000	455,738	607,650	732,563	857,475	982,388	1,107,300
2,000,000	506,738	675,650	814,563	953,475	1,092,388	1,231,300
2,200,000	557,738	743,650	896,563	1,049,475	1,202,388	1,355,300
2,400,000	608,738	811,650	978,563	1,145,475	1,312,388	1,479,300

<PAGE 23>

          The benefit service accruals used to determine benefits under the Retirement Plan as of December 31, 2003, for Mr. James and the four other executive officers named in the Summary Compensation Table are shown below.

Name	Years of Benefit Service as of 12/31/03
Donald M. James Mark E. Tomkins Guy M. Badgett, III James W. Smack Daniel F. Sansone	11 2 33 21 15	0/12 11/12 1/12 2/12 10/12

          Mr. James also is entitled to benefits under a Supplemental Executive Retirement Agreement ("SERA") which provides an additional retirement benefit based on the formula in the Retirement Plan using his actual years of service multiplied by 1.2. The maximum benefit service provided by the combination of the SERA and the Retirement Plan is 40 years. The SERA is an unfunded, noncontributory defined benefit plan.
CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

          The Company has entered into change of control agreements with each of the named executives and with certain other key executives. Each of the agreements has an initial three-year term, which on each anniversary of the execution of the agreement is extended for an additional year unless we notify the executive otherwise at least 60 days prior to the anniversary date (the "Covered Period"). If a Change of Control occurs during the Covered Period, the agreement is activated (the date of such Change of Control being referred to as the "Effective Date"). From the Effective Date, the Company agrees to employ the executive for a two-year period generally on terms (including salary, bonus, participation in long-term incentive, savings and retirement and welfare benefits plans and fringe benefits) no less favorable than were provided to the executive prior to the Change of Control. A "Change of Control" includes (1) the acquisition by any individual or group (other than from the Company) of beneficial ownership of 20% or more of the outstanding common stock, (2) a change in at least a majority of the Board members (other than generally as approved by the incumbent Board members) or (3) certain business combination transactions.

          If, during the two-year period, the Company terminates the executive's employment (other than for cause or due to death or disability) or the executive terminates his employment for good reason (and, in the case of Mr. James, he terminates his employment for any reason during the 30-day period following the first anniversary of a Change of Control transaction in which the Company is not the survivor), the executive will be entitled to receive: (1) a payment in cash equal to three times the sum of (a) the executive's then current annual base salary, (b) the higher of the executive's Recent Annual Bonus (as defined by the agreement) and the annual bonus for the year in which the date of termination occurs, and (c) the value of the executive's annual long-term incentive award; (2) accrued but unpaid compensation (including a pro rata portion of the executive's bonus for the year in which the termination occurs (or, if higher, the executive's Recent Annual Bonus) and accrued vacation pay); (3) an amount equal to the actuarial present value of the additional pension benefits the executive would have received under our qualified and supplemental retirement plans if he had continued to be employed by the Company for an additional three years; and (4) an amount equal to the additional matching contributions the executive would have received under our qualified and non-qualified savings plans if he had continued to be employed by the Company for an additional three years. The executive also will be entitled to receive (1) a continuation of welfare and fringe benefits for three years and (2) Company-paid outplacement services in an amount up to $50,000. In addition, subject to certain limitations, the agreements provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code.

<PAGE 24>
2. APPROVAL OF RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS

          The shareholders of the Company are being asked to approve the Amended and Restated Restricted Stock Plan for Nonemployee Directors (the "Plan"), a copy of which is annexed to this Proxy Statement as Appendix C. This Plan was initially approved by the Board in July 1997, and the first grant under the Plan was made in November 1997. The Amended and Restated Restricted Stock Plan differs from the plan adopted in 1997 only in the creation of an expiration date of May 13, 2009; the institution of a maximum allowable share limit of 100,000; and the requirement that all waivers of restrictions under the Plan be made by the Chief Executive Officer with the consent of the Compensation Committee. The Plan is designed to make equity-based awards to the nonemployee directors, of which the Company currently has 10, in order to promote a greater identity of interests between the directors and the other shareholders, and to assist the Company in attracting and retaining qualified individuals to serve as directors by affording them an opportunity to share in the future successes of the Company. The Plan comports with the Company's objective to increase the equity-based portion of the directors' compensation.

          The following summary description of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Appendix C.

          The Plan provides that the number of shares that may be issued pursuant to the Plan shall not exceed 100,000, subject to adjustment in the event of any stock split, reorganization or recapitalization. Each year at the annual Board meeting, the Board will determine the number of restricted shares to be granted to each Board member. The next grant of the restricted shares would be made, subject to shareholder approval of the Plan, on June 1, 2004. Since the size of the annual grant is wholly within the discretion of the Compensation Committee, the benefits or amounts to be received under the Plan are not determinable.

          At the time of the grant, a certificate representing the number of restricted shares granted will be registered in the name of each nonemployee director, but held by the Company's transfer agent. The director has the right to vote the shares and receive dividends on the shares (which are deferred, as discussed below). The restrictions on the shares lapse when the director reaches the mandatory retirement age of 70, and the director has remained a director of the Company until his or her retirement, or if the director ceases to be a director before the mandatory retirement date due to death or disability. If the restrictions do not expire or are not waived, as discussed below, then the restricted shares will be forfeited and the director's rights to the shares will terminate. A waiver of restrictions may be made by the Compensation Committee, upon recommendation of the Chief Executive Officer, if they determine the waiver is in the best interests of the Company.

          Under the Plan, the dividends payable on the restricted shares are deferred. On each dividend date, the Company will credit each director's deferred stock account with a number of deferred stock units equal to the dividend amount divided by the fair market value per share. The balance in a director's deferred stock unit account will be paid to the director in shares of the Company's common stock upon the director's death, disability, retirement, or termination of service for any reason, regardless of whether or not the restricted shares are paid or are forfeited.

          The Plan is administered by the Compensation Committee. The Company's Board of Directors has the authority to amend, suspend or terminate the Plan in whole or in part at any time. If applicable laws or exchange listing requirements provide that an amendment must be approved by the shareholders of the Company, such amendment shall not be effective until it receives the necessary shareholder approval. No amendment to the Plan may materially and adversely affect any right of any nonemployee director to restricted shares or deferred stock units previously granted or credited to such director, without the director's consent.

          The nonemployee directors are not taxed on the restricted shares until the restrictions lapse and are not taxed on the corresponding dividends until shares of common stock are distributed in respect of the deferred stock units.

          On March 31, 2004, the closing price of the Company's common stock was $47.44 per share.

<PAGE 25>

The table below shows the value of the awards made pursuant to the Restricted Stock Plan in 2003:

NEW PLAN BENEFITS
Restricted Stock Plan for Nonemployee Directors
Position(1)	Dollar Value	Number of Units
Non-Executive Director Group	$296,991(2)	9,000(3)

(1)No officers or employees of the Company received any award pursuant to this Plan. Only nonemployee directors are eligible to participate.
(2)Based on an average price of the Company's common stock for 20 days preceding June 2, 2003.
(3)Each nonemployee director as of June 1, 2003, received a grant of 1,000 shares.

The Board of Directors recommends a vote FOR the proposal to approve the Restricted Stock Plan for Nonemployee Directors
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Audit Committee, which is comprised solely of nonemployee directors, has appointed Deloitte & Touche LLP, a firm of independent public accountants, as independent auditors for the year 2004. The function of the independent auditors is to audit our accounts and records; to report on the consolidated balance sheet, the related statements of consolidated earnings, consolidated shareholders' equity and consolidated statements of cash flows of the Company and its subsidiaries; and to perform such other appropriate accounting services as may be required by the Audit Committee. Although shareholder ratification is not required, the Board of Directors has determined that it would be desirable to request an expression from the shareholders as to whether or not they concur in this appointment. If a majority of the shares voting at the Annual Meeting fails to ratify the selection of Deloitte & Touche LLP as independent auditors, the Audit Committee will consider the selection of another independent certified public accounting firm.

          The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm will be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions.
The Board of Directors recommends a vote FOR the proposal to ratify its independent auditors.
HOUSEHOLDING OF PROXY MATERIALS

          Some banks and brokers may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement or our Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: Vulcan Materials Company, P.O. Box 385014, Birmingham, Alabama 35238-5014, Attention: Mark D. Warren, Director, Investor Relations, phone: (205) 298-3220. If you want to receive separate copies of our Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank or broker, or you may contact us at the above address and phone number.

<PAGE 26>
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of our directors and executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of the common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2003, and on the written representations made by such persons that no other reports were required, we believe that during the year ended December 31, 2003, all filing requirements applicable to our officers, directors and shareholders were filed in a timely manner except that one Form 4 filed on behalf of Livio D. DeSimone, a director, which related to a payout under the Directors' Deferred Compensation Plan, was filed late.
SHAREHOLDER PROPOSALS FOR 2005

          To be eligible for consideration for inclusion in our Proxy Statement and form of proxy for our 2005 Annual Meeting, a shareholder's proposal must be received by us at our principal office no later than December 13, 2004. Proposals should be addressed to William F. Denson, III, Secretary, P. O. Box 385014, Birmingham, Alabama 35238-5014. Proposals received after that date will not be eligible for inclusion in the 2005 Proxy Statement.
VULCAN MATERIALS COMPANY WILLIAM F. DENSON, III Secretary
1200 Urban Center Drive Birmingham, Alabama 35242 April 14, 2004

<PAGE 27>
Appendix A
CORPORATE GOVERNANCE GUIDELINES (Vulcan Materials Company)

1.          Director Qualifications

          The Board shall be comprised of a substantial majority of "independent" directors, as that term is defined from time to time by the listing standards of the New York Stock Exchange (NYSE). The Board believes it should never have more than two management directors.

          The Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members' qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Nominees for directorship will be selected by the Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, through the Chairman of the Governance Committee and the Chairman of the Board. As an alternative to term limits, the Governance Committee will review and reassess each existing director's qualifications, skills, independence and competence prior to recommending such director to the Board for renomination. In making its assessment, the Governance Committee shall also consider the director's past attendance at meetings and participation in and contributions to the activities of the Board.

          When a director's principal occupation or business association changes substantially during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the Board whether to accept the resignation.

          Directors are expected to commit appropriate time to properly fulfill their duties and responsibilities to the Company. Directors should advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on another public company board. No director may be nominated to a new term if he or she would be age 70 or older at the time of the election.

          The Board believes that it should generally have no less than 9 and no more than 12 directors.

2.          Director Responsibilities

          The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors' and officers' liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company's charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company's charter.

          Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

          The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.

          The non-management directors will meet in executive sessions without management in conjunction with regularly scheduled Board meetings. The non-management directors may meet without management at such other times as determined by the presiding director. The position of presiding director for the executive sessions shall rotate annually among the chairpersons of the Board's Audit, Compensation, Finance and Pension Funds, Governance, and Safety, Health and Environmental Affairs Committees. The annual rotation date shall be the date

Adopted by the Board of Directors
on March 30, 2004

<PAGE A-1>

of the Company's annual shareholders meeting. The presiding director or his or her designee shall be responsible for taking appropriate minutes of each executive session. The presiding director shall also be responsible for serving as a liaison between the independent directors and the Chairman. In the absence of the Chairman, the presiding director shall preside at regular sessions of the Board. If requested by major shareholders, the presiding director shall be available for consultation and direct communication.

The Chairman and presiding director will establish the meeting schedule and agenda for each Board meeting. The presiding director will approve the agenda and meeting schedule to assure that there is sufficient time for discussion of the agenda items, and will review and approve the sending of all other information to the other Board members. At the beginning of the year the Chairman and presiding director will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. But it is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.          Board Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange, and in the case of the Audit Committee by the Sarbanes-Oxley Act. Committee members will be appointed by the Board upon recommendation of the Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter, adopted by the Board. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

4.           Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.

The Board welcomes regular attendance at each Board meeting of senior officers of the Company.

<PAGE A-2>

5.          Director Compensation

The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct at least biennially a review of director compensation. The Compensation Committee will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6.          Director Orientation and Continuing Education

All new directors must participate in the Company's Orientation Program, which should be conducted within two months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Business Conduct Policy, its principal officers, and its internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, certain of the Company's significant facilities. All other directors are also invited to attend the Orientation Program.

7.          CEO Evaluation and Management Succession

The Compensation Committee, based on input from the entire Board, shall conduct an annual review of the CEO's performance. The Board of Directors will review the Compensation Committee's report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

The Governance Committee should make an annual report to the Board on succession planning. The entire Board will work with the Governance Committee to nominate and evaluate potential successors to the CEO and other senior officers. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.          Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

<PAGE A-3>
Appendix B
DIRECTOR INDEPENDENCE CRITERIA (Vulcan Materials Company)

          In accordance with NYSE listing standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. In making this determination, a director shall be considered independent if he or she:

           (a)          has not been an employee of the Company, or any of its consolidated subsidiaries, during the last three years;

           (b)          has not received more than $100,000 per year in direct compensation from the Company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during the last three years;

           (c)          has not been affiliated with or employed by the present or former independent auditor of the Company during the last three years;

           (d)          during the last three years, has not been part of an interlocking directorate in which an executive officer of the Company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employs the director;

           (e)          is not, and has not been in the past three years, an executive officer or an employee of another company (exclusive of charitable organizations) that makes payments to, or receives payments from, the Company, or any of its consolidated subsidiaries, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company;

           (f)          has no immediate family member(1) who is an executive officer of the Company, or any of its consolidated subsidiaries;

           (g)          has no immediate family member meeting any of the criteria set forth in (b)-(e); except with respect to item (c) in which case an immediate family member may be employed in a non-professional capacity with the independent auditor.

           (h)          has no other material relationship with the Company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company, or any of its consolidated subsidiaries.

          In making a determination regarding a director's independence, the Board shall consider all relevant facts and circumstances, including the director's commercial, industrial, banking, consulting, legal, accounting, and charitable relationships, and such other criteria as the Board may determine from time to time.

_________________
(1)An "immediate family member" is defined as a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who share the director's home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated are not taken into consideration with respect to the determination of a director's independence.

<PAGE B-1>

Appendix C
VULCAN MATERIALS COMPANY RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS

1.        Definitions.

As used herein, the following terms shall have the meanings hereinafter set forth:

(a)      "Beneficiary" shall mean the individual or entity designated by the Nonemployee Director to receive, upon the death of the Nonemployee Director, undelivered Restricted Shares as to which the applicable restrictions have expired and the balance of the Nonemployee Director's Account attributable to Deferred Stock Units. If no such designation is made, or if the designated individual predeceases the Nonemployee Director or the entity no longer exists, then the Beneficiary shall be the Nonemployee Director's estate.

(b)      "Board" shall mean the Board of Directors of the Company.

(c)      "Change in Control" shall mean

            (1)      The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 1(c); or

            (2)      Individuals who, as of the Effective Date (as defined below) of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (3)      Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation

<PAGE C-1>

resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (4)      Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(d)      "Company" shall mean Vulcan Materials Company, a New Jersey corporation.

(e)      "Deferred Stock Unit" shall mean the equivalent of one Share, as established pursuant to this Plan.

(f)      "Effective Date" shall mean May 14, 2004, provided that the Plan is approved by the Company's shareholders as described in paragraph 2.

(g)      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(h)      "Fair Market Value Per Share" shall mean the average of the daily closing prices of Shares as reported on the New York Stock Exchange for the twenty (20) trading days prior to the date of determination of the number of shares subject to the grant by the Board in accordance with Section 4 below, or if the Shares are not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed.

(i)      "Nonemployee Director" shall mean any person who is a member of the Board who is not, as of the date of a grant of Restricted Shares under this Plan, an employee of the Company or any of its subsidiaries.

(j)      "Plan" shall mean this Vulcan Materials Company Restricted Stock Plan for Nonemployee Directors, as it may be amended from time to time.

(k)      "Restricted Share" shall mean a Share granted to a Nonemployee Director in accordance with paragraph 4 and subject to the restrictions set forth in paragraph 5.

(l)      "Share" shall mean a share of the Company's common stock, $1.00 par value, and such other stock and securities as may be substituted therefor in accordance with paragraph 6(b).

2.      Purposes and Effective Date.

      The purposes of the Plan are to promote a greater identity of interests between the Company's Nonemployee Directors and its shareholders through increasing ownership of Company common stock by the Nonemployee Directors and to assist the Company in attracting and retaining qualified individuals to serve as Nonemployee Directors by affording them an opportunity to share in the future successes of the Company.

      The Plan was adopted by the Board of Directors on July 18, 1997 and became effective on November 1, 1997. The Plan shall be deemed amended and restated as of the date of its approval by the affirmative vote of the holders of a majority of the Shares of the Company voted in person or by proxy at the next Annual Meeting.

3.      Eligibility and Shares of Common Stock Available.

      Each director who as of the date of any grant made pursuant to the Plan is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

      The number of Shares that may be issued pursuant to grants of Restricted Shares or Deferred Stock Units under the Plan shall not exceed 100,000, subject to proportionate adjustment as provided in paragraphs 6(b) and 8(b).

<PAGE C-2>

4.      Grants of Restricted Shares.

      At the Annual Meeting of the Board each year the Board shall determine the number of Restricted Shares to be granted to each Nonemployee Director. The Restricted Shares shall be granted on June 1 of each year following such determination date.

5.      Terms and Conditions of Grants of Restricted Shares.

(a)      The terms and conditions set forth in this paragraph shall apply to each grant of Restricted Shares. If required by the Company, each such grant shall be evidenced by a written agreement that sets forth the specific terms of the grant in accordance with the Plan and that is duly executed by or on behalf of the Company and the Nonemployee Director.

(b)      At the time of each grant, a share certificate or certificates representing the number of Restricted Shares granted to a Nonemployee Director shall be registered in the Nonemployee Director's name but shall be held by or on behalf of the Company for the Nonemployee Director's account. As a condition to receipt of the first award of Restricted Shares, each Nonemployee Director shall execute and deliver to the Company a stock power in blank with respect to all Restricted Shares that may be awarded to such Nonemployee Director in the future. Such stock power shall be held in custody by the Secretary of the Company and shall be used only to effect a transfer of Restricted Shares to the Company in connection with a forfeiture of Restricted Shares by such Nonemployee Director. The Nonemployee Director shall have all the rights and privileges of a shareholder as to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the restrictions set forth in subparagraph c and subject to deferrals of dividend payments as provided in paragraph 7.

(c)      The Restricted Shares granted to any Nonemployee Director under paragraph 4 shall be subject to the following restrictions:

            (i)      Such Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as such restrictions have expired as to such Restricted Shares as provided in subparagraph (d).

            (ii)      A Nonemployee Director shall not be entitled to delivery of a share certificate representing any Restricted Shares until the expiration of such restrictions as to such Restricted Shares.

(d)      Except as otherwise provided in clause (ii) below or in paragraph 10, the restrictions applicable to Restricted Shares covered by any grant to any Nonemployee Director shall expire in accordance with the terms of the following clause (i):

            (i)      Restrictions shall expire as to the Restricted Shares on the date the Nonemployee Director attains age 70; provided, however, that restrictions shall expire as to Restricted Shares only if the Nonemployee Director shall have remained a director of the Company continuously from the date of grant of such Restricted Shares to the scheduled expiration date.

            (ii)      If a Nonemployee Director ceases to be a director of the Company before attaining age 70 because of death or because he or she is totally and permanently disabled as determined by a majority of the Board, the restrictions on all Restricted Shares shall expire as of the date the Nonemployee Director ceases to be a director of the Company.

(e)      All of the Restricted Shares granted to any Nonemployee Director as to which the restrictions have not previously expired shall be forfeited immediately, and all rights of such Nonemployee Director to such Restricted Shares shall terminate without further obligation on the part of the Company, if the Nonemployee Director shall cease to be a director of the Company before age 70 for any reason other than as set forth in clause (ii) of subparagraph (d) above or in paragraph 10, or as provided in the following sentence. Upon recommendation of the Chief Executive Officer and unanimous approval by the Compensation Committee

<PAGE C-3>

(except that if the Nonemployee Director whose Restricted Shares are at issue is a member of the Compensation Committee, then that Nonemployee Director will abstain from the decision), the Compensation Committee may waive such restrictions in whole or in part if such waiver would be in the best interest of the Company.

(f)      As soon as practicable after the expiration of the restrictions on any Restricted Shares as herein provided, a share certificate for such Restricted Shares shall be delivered, free of all such restrictions, to the Nonemployee Director (or to the Nonemployee Director's Beneficiary, if applicable) subject to the withholding requirements of paragraph 6(d)(if applicable).

6.      Delivery of Restricted Shares.

(a)      Shares granted or delivered under the Plan may be authorized but unissued Shares, Shares reacquired by the Company, or a combination of both, as the Board may from time to time determine. Shares granted under the Plan but subsequently forfeited shall continue to be otherwise available for the purposes of the Plan.

(b)      In the event of any change in the outstanding Shares upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event of any dividend that is paid in Shares or other property, the number and kind of Restricted Shares which may thereafter be granted under the Plan shall be adjusted and the number and kind of Shares then being held by the Company as Restricted Shares shall be adjusted in such a manner as a majority of the Board shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors. Any new or additional Restricted Shares, or stock or other securities substituted therefor, to which an Nonemployee Director may be entitled under this subparagraph shall be subject to all of the terms and conditions of paragraph 5.

(c)      The Company shall not be required to deliver any fractional Share but shall pay, in lieu thereof, the fair market value (measured as of the date restrictions lapse) of such fractional Share to the Nonemployee Director (or the Nonemployee Director's Beneficiary, if applicable).

7.      Deferred Stock Account.

      The Company shall establish a deferred stock account (an "Account") for each Nonemployee Director participating in the Plan. A Nonemployee Director shall have no right to immediate payment of dividends on Restricted Shares. On each Dividend Date (as defined below), the Company shall credit the Account with the number of Deferred Stock Units determined in accordance with paragraph 8 below. Distributions from a Nonemployee Director's Account shall be made in Shares upon the retirement of a Nonemployee Director, unless the distributions are accelerated in accordance with paragraphs 9 or 10 below. The value of the Deferred Stock Units is dependent upon the actual market value of the Shares on the date the Shares are distributed to the Nonemployee Director, and is therefore subject to market fluctuations in value until such distribution.

8.      Deferred Stock Units.

(a)      There shall be credited to the Account of each Nonemployee Director participating in the Plan Deferred Stock Units on each regular cash dividend payment date (a "Dividend Date"). The number of such Deferred Stock Units shall be determined by (i) multiplying the amount of the dividend by the sum of (x) the total number of Deferred Stock Units (including fractional Deferred Stock Units) credited to such Account immediately prior to the Dividend Date and (y) the total number of Restricted Shares granted to such Nonemployee Director upon which restrictions have not yet lapsed and (ii) dividing the product by the Fair Market Value Per Share as of the day preceding the Dividend Date.

(b)      In the event of any change in the outstanding Shares upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event of any dividend that is paid in Shares or other property, the number of Deferred Stock Units credited to the Account shall be adjusted in such a manner as a majority of the Board shall determine to be fair under the

<PAGE C-4>

circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board, or, in the event of a Change in Control, by a majority of the Continuing Directors.

9.      Distribution Attributable to Deferred Stock Units.

(a)      Except as otherwise provided herein, the balance of each Nonemployee Director's Account shall be paid to the Nonemployee Director, in a lump sum, commencing at the beginning of the first quarter after the first annual meeting of the shareholders of the Company following the date that such director reaches the mandatory retirement age then in effect.

(b)      In the event of the death of the Nonemployee Director prior to such director's retirement or prior to the distribution of the entire balance in such director's Account, the entire balance in the Account as of the date of the Nonemployee Director's death shall be paid in Shares in a lump sum, to the director's Beneficiary.

(c)      If a Nonemployee Director shall become totally and permanently disabled, as determined by a majority of the Board, while he or she is a director of the Company, the entire balance in the Account as of the date of such total and permanent disability shall be paid to such Nonemployee Director, or his or her personal representative, in a lump sum, within one hundred twenty (120) days of the date of such total and permanent disability.

(d)      If a Nonemployee Director ceases to be a director of the Company for any reason other than due to death or total and permanent disability, including, without limitation, the failure of such person to be re-elected as a director of the Company by the shareholders of the Company, the balance of such director's Account as of the date such person ceases to be a director of the Company shall be paid in a lump sum, to such director within one hundred twenty (120) days of the date such person ceases to be a director of the Company.

(e)      All distributions of Deferred Stock Units made pursuant to this Plan shall be in an amount equal to the number of Deferred Stock Units held in the Account. On the date of any such distribution, the Company shall cause to be issued and delivered to such Nonemployee Director a stock certificate evidencing the Shares registered in the name of such Nonemployee Director, or such other person as the Nonemployee Director may designate. Deferred Stock Units representing fractional Shares shall be paid in cash.

10.      Effect of Change in Control.

(a)      Notwithstanding any other provision of the Plan, if a Change in Control occurs and at any time after the occurrence of such Change in Control either of the following events occurs:

            (i)      the Nonemployee Director ceases for any reason to be a director of the Company; or

            (ii)     the Plan is terminated;

then the restrictions on all Restricted Shares shall expire and the entire balance of the Account shall be payable in a lump sum to the director in Shares. Such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.

(b)      The Company shall promptly reimburse the Nonemployee Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this paragraph 10.

(c)      This paragraph 10 may not be amended or modified after the occurrence of a Change in Control.

<PAGE C-5>

11.      Amendment and Termination.

      The Board may amend, suspend or terminate the Plan, in whole or in part, at any time. If applicable laws or exchange listing requirements provide that an amendment must be approved by the shareholders of the Company, such amendment shall not be effective until it receives the necessary shareholder approval. No amendment to the Plan shall materially and adversely affect any right of any Nonemployee Director with respect to any Restricted Shares or Deferred Stock Units theretofore credited without such Nonemployee Director's written consent.

12.      Term.

      The Plan shall continue in effect until May 13, 2009.

13.      Compliance with SEC Regulations.

      It is the Company's intent that the Plan comply with the provisions of Rule 16b-3 under Section 16 of the Exchange Act. To the extent that any provision of the Plan or of any award under the Plan is later found not to be in compliance with Rule 16b-3, such provision shall be deemed to be null and void.

14.      Miscellaneous.

(a)      Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action taken hereunder shall be construed as giving any individual any right to continue to serve as a director of the Company or otherwise to be retained in the service of the Company.

(b)      No Shares shall be issued hereunder unless and until counsel for the Company shall be satisfied such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

(c)      The expenses of the Plan shall be borne by the Company.

(d)      Neither the Nonemployee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such director, nor the right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock Unit credited to such Account, nor the right to receive distribution under the Plan except as expressly provided herein. Distributions hereunder shall be made from the general funds of the Company, and the rights of the directors shall be those of an unsecured general creditor of the Company.

(e)      The Plan, the grant of Restricted Shares and Deferred Stock Units thereunder, and the obligation of the Company to deliver Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

(f)      The Plan shall be administered by the Compensation Committee selected by the Board. The Compensation Committee shall have the power to interpret the Plan and, subject to its provisions, to make all determinations necessary or desirable for the Plan's administration. The Compensation Committee shall have the full discretionary authority to adopt rules and regulations for carrying out the Plan, and to interpret, construe and implement the provisions of the Plan. The Compensation Committee's determinations on these matters shall be conclusive, except in the event of a Change in Control, in which case such interpretation and determination shall be made by a majority of the Continuing Directors.

(g)      No rights or benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void. No such right or benefit shall, before receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.

<PAGE C-6>

(h)      The provisions of this Plan shall apply to and be binding upon the beneficiaries, distributees, and personal representatives, and any successors in interest of the Nonemployee Director.

(i)      The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal, state or local law. The Company may take any other action it deems necessary or advisable, to enable the Company to satisfy obligations for the payment of any withholding taxes or other tax liabilities that it reasonably determines to be due with respect to any award under the Plan, including requiring payment in cash by the Nonemployee Director of amounts required to be withheld or deducting such amounts from any other payment due to a Nonemployee Director.

(j)      The Plan shall be governed by, and construed in accordance with, the laws of the State of Alabama, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.

      Executed and adopted as of May 14, 2004, as approved by the shareholders of the Company at its Annual Meeting on that date.

VULCAN MATERIALS COMPANY
By ___________________________________ William F. Denson, III Senior Vice President, General Counsel and Secretary

<PAGE C-7>
THERE ARE THREE WAYS TO VOTE YOUR PROXY

INTERNET VOTING		TELEPHONE VOTING		VOTING BY MAIL

Visit the Internet voting website at https://www.proxyvotenow.com/vmc. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This voting method is available until 5:00 p.m. Eastern Time on Thursday, May 13, 2004.

OR

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-213-0543, 24 hours a day, 7 days a week. You will be asked to enter the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. This voting method is available until 5:00 p.m. Eastern Time on Thursday, May 13, 2004.

OR

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. Any mailed proxy card must be received prior to the vote at the meeting. If you are voting by telephone or the Internet, please do not mail your card.

________________________________ CONTROL NUMBER FOR TELEPHONE/INTERNET VOTING
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		Votes must be indicated (X) in Black or Blue ink.
The Board of Directors Recommends a vote FOR its nominees and FOR proposals 2 and 3.

1.  Election of Directors.

     FOR ALL [_]     WITHHELD FOR ALL [_]      EXCEPTIONS [_]

    Nominees: (two year term) 01 - Orin R. Smith, (three year term)
    02 - Douglas J. McGregor, 03 - Donald B. Rice and
    04 - Vincent J. Trosino.

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name and check the "Exceptions" box above.)

2.  Approval of Restricted Stock Plan for
      Nonemployee Directors.     FOR [_]    AGAINST [_]    ABSTAIN [_]

3.  Ratification of Deloitte & Touche LLP as independent auditors
      for the year 2004.    FOR [_]    AGAINST [_]    ABSTAIN [_]

     To change your address, please mark this box. [_]

     If you agree to access future proxy statements and Annual
     Reports electronically please mark this box. [_]

                                     SCAN LINE

Please sign name(s) exactly as printed hereon. If shares are held jointly, each shareholder must sign. If signing as an attorney, administrator, executor, guardian, or trustee, please give full title as such.

DATE _____________________
__________________________________________
Share Owner sign here
__________________________________________
Co-Owner sign here

VULCAN MATERIALS COMPANY Annual Meeting of Shareholders May 14, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VULCAN MATERIALS COMPANY

The undersigned hereby appoints LIVIO D. DeSIMONE, DONALD M. JAMES and ORIN R. SMITH, and each of them, with full power of substitution, proxies to vote all shares of stock that the undersigned could vote if present at the 2004 Annual Meeting of Shareholders to be held May 14, 2004, and at any adjournment or adjournments thereof, on all matters coming before said meeting as set forth on the opposite side of this card.

You are encouraged to specify your choices by marking the appropriate boxes, (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors' recommendations. Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for you in the Thrift Plan for Salaried Employees, Construction Materials Divisions Hourly Employee Savings Plan and the Chemicals Group Hourly Employees Savings Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plans.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is given this Proxy will be voted FOR all of the Board of Directors' nominees and FOR proposals 2 and 3.		VULCAN MATERIALS COMPANY P. O. BOX 11345 NEW YORK, N.Y. 10203-0345		SEE REVERSE SIDE